EXHIBIT 99.1

Independent Auditors’ Report

To the Board of Directors and Stockholders
Postal Realty Trust, Inc.

Report on the Financial Statement

We have audited the accompanying combined statement of revenues and certain expenses of the properties known as the 21 Property Portfolio (“Properties”) for the year ended December 31, 2019, and the related notes to the combined statement of revenues and certain expenses.

Management’s Responsibility for the Financial Statement

Management is responsible for the preparation and fair presentation of this financial statement in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of the financial statement that is free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on the financial statement based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statement. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the financial statement, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statement in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statement.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statement referred to above presents fairly, in all material respects, the combined revenues and certain expenses, described in Note 2, of the Properties for the year ended December 31, 2019, in accordance with accounting principles generally accepted in the United States of America.

Emphasis of Matter

We draw attention to Note 2 to the financial statement, which describes that the accompanying combined financial statement was prepared for the purpose of complying with rules and regulations of the U.S. Securities and Exchange Commission and it is not intended to be a complete presentation of the Properties’ combined revenues and expenses. Our opinion is not modified with respect to that matter.

/s/ Marcum LLP

New York, NY
April 27, 2020

21 Property Portfolio
Combined Statement of Revenues and Certain Expenses
For the Year Ended December 31, 2019

Revenues
Rental revenue	$1,287,514
Tenant reimbursements	250,717
Total Revenues		$1,538,231
Certain Expenses
Real estate taxes	251,914
Repairs and maintenance	7,797
Ground rent	31,358
Insurance	32,478
Total Certain Expenses		323,547
Revenues in Excess of Certain Expenses		$1,214,684

The accompanying notes are an integral part of the combined statement of revenues and certain expenses.

21 Property Portfolio
Notes to Combined Statement of Revenues and Certain Expenses
For the Year Ended December 31, 2019

NOTE 1 — ORGANIZATION AND DESCRIPTION OF BUSINESS

The accompanying combined statement of revenues and certain expenses include the operations of the 21 separate post office properties known as the 21 Property Portfolio (the “Properties”), which consist of approximately 83,000 (unaudited) interior square feet of rentable space, located in Colorado (65.4% of square footage), Texas (10.0% of square footage), South Dakota (5.5% of square footage), Utah (5.4% of square footage), Kansas (4.8% of square footage), Missouri (4.7% of square footage) and Montana (4.2% of square footage).

On October 23, 2019, Postal Realty, LP (the “Buyer” or “Company”) entered into a purchase and sale agreement with Sanddollar Investments, LLC, 3025 Wood Gate Road, Inc., Sand Pebble, LLC and Sandstone Development, LLC to acquire the 21 properties. Common control exists across all properties in the portfolio. The sale closed on January 10, 2020 for a total purchase price of $13.8 million.

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

The accompanying combined statement of revenues and certain expenses have been prepared for the purpose of complying with Rule 3-14 of Regulation S-X promulgated under the Securities Act of 1933, as amended. Accordingly, the statement is not representative of the actual results of operations for the period presented as revenues and certain expenses, which may not be directly attributable to the revenues and expenses to be incurred in the future operations of the Properties, have been excluded. Such excluded items include interest income, interest expense, related party fees, management fees, nonrecurring professional fees, depreciation, and amortization.

USE OF ESTIMATES

The preparation of a financial statement in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that in certain circumstances may affect the reporting and disclosure of revenues and certain expenses. Actual results could materially differ from these estimates.

REVENUE RECOGNITION

The Properties recognize rental revenue from tenants on a straight-line basis over the non-cancellable term of the leases which includes the effects of rent steps and rent abatements, if any. The Properties commence rental revenue recognition when the tenant takes possession of the leased space and the leased space is substantially ready for its intended use.

Tenant reimbursements represent the reimbursement of real estate taxes. The reimbursements are recognized and presented on a gross basis as certain Properties are the primary obligor of the real estate taxes.

GROUND LEASE

The Properties records ground lease expense on a straight-line basis over the term of the lease.

21 Property Portfolio
Notes to Combined Statement of Revenues and Certain Expenses
For the Year Ended December 31, 2019

NOTE 3 — OPERATING LEASE AGREEMENT

The Properties lease post office properties in different locations to a single tenant, the United States Postal Service. As of December 31, 2019, future minimum rental income to be received under the non-cancellable operating leases are as follows:

2020	$1,211,093
2021	1,126,490
2022	1,046,314
2023	797,864
2024	340,061
Thereafter	165,000
Total	$4,686,822

NOTE 4 — GROUND LEASE AGREEMENT

One of the Properties assumed a lease agreement to lease land from a third party. Pursuant to the original lease, the tenant is required to pay $1 annually for the first 20 years through September 30, 2019. The tenant has eight 5-year renewal options to renew the lease commencing October 1, 2019. During 2018, the lease was renewed and now requires the tenant to pay annual rent of $22,400 through the expiration date of September 30, 2024.

As of December 31, 2019, future minimum rental expense to be paid under the non-cancellable lease is as follows:

2020	$22,400
2021	22,400
2022	22,400
2023	22,400
2024	22,960
Thereafter	1,159,690
Total	$1,272,250

NOTE 5 — CONCENTRATION OF CREDIT RISK

For the year ended December 31, 2019, one tenant contributed to 100% of the rental revenue for the Properties.

NOTE 6 — SUBSEQUENT EVENTS

The Company evaluated all events and transactions that occurred after December 31, 2019 up through April 27, 2020, the date this combined financial statement was available to be issued. During this period, the Company did not have any material subsequent events, other than discussed below.

On March 11, 2020, the World Health Organization declared the outbreak of a coronavirus (COVID-19) a pandemic. The resulting restrictions on travel and quarantines imposed have had a negative impact on the U.S. economy and business activity globally, the full impact of which is not yet known and may result in an adverse impact to the Company’s tenant and operating results.

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